===============================================================================

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                            MURPHY OIL CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                          [LOGO OF MURPHY OIL CORP.]

                           NOTICE OF ANNUAL MEETING

To the Stockholders of
 Murphy Oil Corporation:

  The Annual Meeting of Stockholders of Murphy Oil Corporation will be held at the South Arkansas Arts Center, 110 East 5th Street, El Dorado, Arkansas, on Wednesday, May 9, 2001, at 10:00 a.m., Central Daylight Time, for the following purposes:

  1. To elect directors to serve for the ensuing year.

  2. To vote upon a proposed amendment to the Company's Certificate of Incorporation attached as Exhibit A to the accompanying Proxy Statement. If adopted, this amendment will increase the number of authorized shares of Common Stock from 80,000,000 to 200,000,000.

  3. To approve or disapprove the action of the Board of Directors in appointing KPMG LLP as the Company's independent auditors for 2001.

  4. To transact such other business as may properly come before the meeting.

  Only stockholders of record at the close of business on March 12, 2001, the record date fixed by the Board of Directors of the Company, will be entitled to notice of and to vote at the meeting or any adjournment thereof. A list of all stockholders entitled to vote is on file at the offices of the Company, 200 Peach Street, El Dorado, Arkansas 71730.

  You may vote your shares by signing and returning the enclosed proxy card or by telephone or internet as explained on the card.

                                          Walter K. Compton
                                              Secretary

El Dorado, Arkansas
March 26, 2001

                                PROXY STATEMENT

                                                                 March 26, 2001

SOLICITATION

  The solicitation of the enclosed proxy is made on behalf of the Board of Directors of Murphy Oil Corporation (the "Company") for use at the Annual Meeting of Stockholders to be held on May 9, 2001. It is expected that this Proxy Statement and related materials will first be mailed to stockholders on or about March 26, 2001.

  The complete mailing address of the Company's principal executive offices is 200 Peach Street, P.O. Box 7000, El Dorado, Arkansas 71731-7000.

VOTING PROCEDURES

  The affirmative vote of a majority of the shares present in person or represented by proxy at the meeting is required for approval of matters presented at the meeting. Your proxy will be voted at the meeting, unless you
(i) revoke it at any time before the vote by filing a revocation with the Secretary of the Company, (ii) duly execute a proxy card bearing a later date, or (iii) appear at the meeting and vote in person. Proxies returned to the Company, votes cast other than in person and written revocations will be disqualified if received after commencement of the meeting. If you elect to vote your proxy by telephone or internet as described in the telephone/internet voting instructions on your proxy card, we will vote your shares as you direct. Your telephone/internet vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed and returned your proxy card.

  Votes cast by proxy or in person at the meeting will be counted by the persons appointed by the Company to act as election inspectors for the meeting. The election inspectors will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum and for purposes of determining the outcome of any other business submitted at the meeting to the stockholders for a vote. Abstentions, however, do not constitute a vote "for" or "against" any matter and thus will be disregarded in the calculation of "votes cast."

  The election inspectors will treat shares referred to as "broker non-votes" (i.e., shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote and that the broker or nominee does not have discretionary power to vote on a particular matter) as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, for purposes of determining the outcome of any matter as to which the broker has physically indicated on the proxy that it does not have discretionary authority to vote, those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters).

  Unless specification to the contrary is made, the shares represented by the enclosed proxy will be voted FOR all the nominees for director; FOR the proposed amendment to the Company's Certificate of Incorporation; and FOR approval of the appointment of KPMG LLP as the Company's independent auditors.

VOTING SECURITIES

  On March 12, 2001, the record date for the meeting, the Company had outstanding 45,057,083 shares of Common Stock, all of one class and each share having one vote in respect of all matters to be voted on at the meeting. This amount does not include 3,718,084 shares of treasury stock. Information as to Common Stock Ownership of certain beneficial owners and management is set forth in the tables on page 5 ("Security Ownership of Certain Beneficial Owners" and "Security Ownership of Management").

ELECTION OF DIRECTORS

  The by-laws of the Company provide for eleven directors to be elected on May 9, 2001. The by-laws also provide that the directors elected at each Annual Meeting of Stockholders shall serve until their successors are elected and qualified.

  To the extent authorized by the proxies, the shares represented by the proxies will be voted in favor of the election as directors of the eleven nominees whose names are set forth below. If for any reason any of these nominees is not a candidate when the election occurs, the shares represented by such proxies will be voted for the election of the other nominees named and may be voted for any substituted nominees. However, management of the Company does not expect this to occur. All of management's nominees, except for William L. Rosoff and David J.H. Smith, were elected at the last Annual Meeting of Stockholders. Mr. Rosoff and Dr. Smith were elected by the Board on February 7, 2001. The names of the nominees, and certain information as to them, are as follows:

                         Principal occupation or
                           employment (for more                 Other public
                         than the past five years  Director       company
Name and age             unless otherwise stated)   since      directorships
------------            -------------------------- -------- --------------------
B.R.R. Butler*#         Managing Director,           1991   KS Biomedix Holdings
 London, England         Retired, The British               p.l.c.
 Age: 71                 Petroleum Company p.l.c.            Guildford, England
George S. Dembroski+*   Vice Chairman, Retired,      1995   Cameco, Inc.
 Toronto, Ontario,       RBC Dominion Securities             Saskatoon,
 Canada                  Limited; Vice Chairman,            Saskatchewan,
 Age: 66                 RBC Dominion Securities             Canada
                         Limited from June, 1981            Electrohome Ltd.
                         to January 31, 1998.                Kitchener, Ontario,
                                                            Canada
Claiborne P. Deming(S)  President and Chief          1993   None
 El Dorado, Arkansas     Executive Officer of the
 Age: 46                 Company.
H. Rodes Hart +*        Chairman and Chief           1975   None
 Nashville, Tennessee    Executive Officer,
 Age: 69                 Franklin Industries Inc.,
                         engaged in the
                         manufacture of brick and
                         industrial minerals.
Robert A. Hermes*#      Chairman of the Board,       1999   None
 Houston, Texas          Purvin & Gertz, Inc., an
 Age: 61                 international energy
                         consulting firm, since
                         January 1, 2000;
                         President, Purvin &
                         Gertz, Inc. from 1987 to
                         December 31, 1999.
Michael W. Murphy*      President, Marmik Oil Com-   1977   Regions Financial
 El Dorado, Arkansas     pany, engaged in explora-          Corp.
 Age: 53                 tion for and production             Birmingham, Alabama
                         of oil and gas. Presi-
                         dent, Murphy Motor Co.,
                         engaged in automobile
                         dealerships.
R. Madison Murphy(S)    Chairman of the Board of     1993   Deltic Timber
 El Dorado, Arkansas     the Company.                       Corporation
 Age: 43                                                     El Dorado, Arkansas
                                                            BancorpSouth
                                                             Tupelo, Mississippi
William C. Nolan,       Partner, Nolan and           1977   None
 Jr.(S)+*                Alderson, Attorneys.
 El Dorado, Arkansas
 Age: 61
William L. Rosoff       Senior Vice President and    2001   None
 New York, New York      General Counsel of Marsh
 Age: 54                 & McLennan Companies,
                         Inc. since October 10,
                         2000. Marsh & McLennan
                         through subsidiaries is a
                         provider of risk and
                         insurance services,
                         investment management
                         services and global
                         consulting services.
                         Partner with Davis, Polk
                         & Wardwell from 1985 to
                         1998 and again from
                         February, 2000 to
                         October, 2000. Senior
                         Vice President and
                         General Counsel of RJR
                         Nabisco, Inc. from 1998
                         to October, 1999.

                         Principal occupation or
                           employment (for more                 Other public
                         than the past five years  Director       company
Name and age             unless otherwise stated)   since      directorships
------------            -------------------------- -------- --------------------
David J. H. Smith       Chief Executive Officer of   2001   None
 Maidstone, Kent,        Whatman plc, a life-
 England                 sciences company, since
 Age: 59                 1996. Chief Technology
                         Officer of Whatman from
                         1994 to 1996.
Caroline G. Theus(S)*#  President, Inglewood Land    1985   None
 Alexandria, Louisiana   and Development Company,
 Age: 57                 a farming and land
                         holding corporation.
                         President, Keller
                         Enterprises, LLC which
                         manages investments and
                         real estate holdings.

--------
(S)Executive Committee
+  Audit Committee
*  Executive Compensation and Nominating Committee
#  Public Policy and Environmental Committee

  Claiborne P. Deming, Michael W. Murphy, R. Madison Murphy, William C. Nolan, Jr. and Caroline G. Theus are all related by blood. Michael W. Murphy and R. Madison Murphy are brothers. Claiborne P. Deming, William C. Nolan, Jr. and Caroline G. Theus are first cousins of each other and of Michael W. Murphy and
R. Madison Murphy. These five directors, their spouses, and members of their immediate families directly or indirectly own in the aggregate approximately 25% of the outstanding Common Stock of the Company and may be considered the controlling persons of the Company. See also "Security Ownership of Management" on page 5.

Committees

  The standing committees of the Board of Directors are the Executive Committee, the Audit Committee, the Executive Compensation and Nominating Committee, and the Public Policy and Environmental Committee.

  The Executive Committee is empowered to exercise certain functions of the Board of Directors when the Board is not in session.

  The Audit Committee's functions include an oversight role for the Company's financial statements and review of the results and scope of the work of the Company's independent auditors and the Company's internal Auditing Division. This committee meets with representatives of the independent auditors and with members of the internal Auditing Division for these purposes.

  The Executive Compensation and Nominating Committee administers the Company's 1992 Stock Incentive Plan and the annual incentive compensation plan and reviews generally the compensation of all executive and key personnel of the Company and subsidiaries. This committee specifically determines the compensation of the Chairman of the Board, the President, and certain other officers. Other duties and authority of the Executive Compensation and Nominating Committee, as fixed by the Board of Directors, are as follows:

    "The Executive Compensation and Nominating Committee shall have the power to: propose and consider suggestions as to candidates for membership on the Board; review and propose to the Board criteria for Board membership and responsibilities; periodically recommend to the Board candidates for vacancies on the Board due to resignations or retirements or due to such standards for composition of Board membership as may from time to time legally prevail; review and recommend to the Board such modifications to the prevailing Board of Directors retirement policy as may be deemed appropriate in light of contemporary standards; and propose to the Board on or before the February meeting of each year a slate of directors for submission to the stockholders at the annual meeting."

Stockholders desiring to recommend candidates for membership on the Board of Directors for consideration by the Executive Compensation and Nominating Committee should address their recommendations to: Executive Compensation and Nominating Committee of the Board of Directors, c/o Secretary, Murphy Oil Corporation, P.O. Box 7000, El Dorado, Arkansas 71731-7000.

  The Public Policy and Environmental Committee provides review and oversight of the Company's policies, programs and practices with regard to environmental, health and safety compliance and in relation to public issues.

Meetings and Attendance

  During 2000 there were six meetings of the Board of Directors, twelve meetings of the Executive Committee, six meetings of the Audit Committee, two meetings of the Executive Compensation and Nominating Committee, and two meetings of the Public Policy and Environmental Committee. All nominees attended a minimum of 75% of the total number of meetings of the Board of Directors and committees on which they served.

Compensation of Directors

  The Company has a standard arrangement for compensation of directors who are not also employees of the Company. Under this arrangement, for fiscal year 2000, nonemployee directors were compensated at the rate of $30,000 per annum plus $1,000 for each meeting attended of the Board, the Audit Committee, the Executive Compensation and Nominating Committee, or the Public Policy and Environmental Committee. The Chairman of the Board is paid the aforementioned plus an additional $75,000 per annum. No compensation is paid for attendance at meetings of the Executive Committee. The Company also reimburses directors for travel, lodging and related expenses they incur in attending Board and committee meetings.

  The Company adopted a retirement plan for nonemployee directors (the "Director Retirement Plan") effective May 1, 1994. The Director Retirement Plan provides a retirement benefit to any nonemployee director with at least five (5) years of service if retirement occurs at or after the age of 72, or with at least ten (10) years of service if retirement occurs prior to the age of 72. The Director Retirement Plan will pay an annual benefit equal to the annual retainer in effect at the time of the director's retirement. Benefits will be paid for a period equal to years of service. Payment of retirement benefits will be in the form of quarterly payments which will commence on the first day of the calendar quarter following the later of the director's attainment of age 65 or actual retirement from the Board. If a director dies prior to retirement from the Board, no benefits will be paid under this plan. In the event a director dies after retirement from the Board, benefits will be paid to the surviving spouse, but in no event will the total of such benefits exceed ten (10) years. If there is no surviving spouse, no benefits will be paid to any other party, beneficiary or estate.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

  As of December 31, 2000, the following are known to the Company to be the beneficial owners of more than five percent of the Company's Common Stock:

                                                      Amount and
                                                       nature of
                                                      beneficial
   Name and address of beneficial owner              ownership(/1/)   Percentage
   ------------------------------------             ---------------   ----------
   BancorpSouth, Inc. ............................. 2,402,327(/2/)        5.3%
   One Mississippi Plaza
   Tupelo, MS 38804
   Capital Research and
   Management Company.............................. 6,048,600(/3/)       13.4%
   333 South Hope Street
   Los Angeles, CA 90071
   Putnam Investments, LLC.........................   2,284,800(/4/)      5.1%
   One Post Office Square
   Boston, MA 02109

--------
(1) Includes Common Stock for which the indicated owner has sole or shared voting or investment power and is based on each indicated owner's 13G filing for the period ended December 31, 2000.
(2) Shares reported are held in various trust accounts of which a subsidiary of the filing person is a trustee. Total includes 52,174 sole voting and investment power shares and 2,350,153 shared voting and investment power shares.
(3) An investment adviser registered under Section 203 of the Investment Advisers Act of 1940. All shares are sole investment power shares.
(4) Joint filing by Putnam Investments, LLC on behalf of itself and Marsh & McLennan Companies, Inc. (parent holding company); Putnam Investment Management, LLC and The Putnam Advisory Company, LLC. All shares are shared investment power shares; 116,200 shares are shared voting power shares.

SECURITY OWNERSHIP OF MANAGEMENT

  The following table sets forth information, as of March 6, 2001, concerning the number of shares of Common Stock of the Company beneficially owned by all directors and nominees, each of the Named Executives (as hereinafter defined), and directors and executive officers as a group:

                                                                    Percent of
                                         Amount and                 outstanding
                                          nature of                (if greater
                                         beneficial                  than one
     Name                               ownership(/1/)               percent)
     ----                              ---------------             ------------
     Basil R. R. Butler..............         2,000                      --
     George S. Dembroski.............            --                      --
     Claiborne P. Deming.............     1,586,684(/2/)(/3/)           3.5
     H. Rodes Hart...................       172,670                      --
     Robert A. Hermes................         2,000                      --
     Michael W. Murphy...............       359,775(/4/)                 --
     R. Madison Murphy...............     2,867,099(/4/)                6.4(/4/)
     William C. Nolan, Jr............       686,397                     1.5
     William L. Rosoff...............         1,000                      --
     David J. H. Smith...............         2,000                      --
     Caroline G. Theus...............       956,634                     2.1
     Herbert A. Fox, Jr. ............        71,105(/2/)(/3/)            --
     Enoch L. Dawkins................        68,115(/2/)(/3/)            --
     Steven A. Cosse.................        66,617(/2/)(/3/)            --
     Odie F. Vaughan.................        26,867(/2/)(/3/)            --
     Directors and executive officers
      as a group.....................     6,931,530(/2/)(/3/)(/5/)     15.4(/5/)

--------
(1) Includes common stock held by directors and officers or by their spouses and other household members for which the directors and officers have sole or shared voting or investment power.

(2) Includes shares subject to options exercisable within sixty days in the following amounts: Deming 141,280; Fox 45,000; Dawkins 52,500; Cosse 52,500; and Vaughan 10,750.
(3) Includes shares of Restricted Stock awarded in 1998 pursuant to the Company's 1992 Stock Incentive Plan. Such shares are subject to vesting requirements, but the recipient is entitled to vote such shares upon their issuance.
(4) Includes shares for which voting and/or investment power is shared between Michael W. Murphy and R. Madison Murphy.
(5) In computing the aggregate number of shares owned by directors and officers as a group, the same shares have not been counted more than once.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Under the securities laws of the United States, the Company's directors and its executive officers are required to report their ownership of the Company's Common Stock and any changes in that ownership to the Securities and Exchange Commission and the New York Stock Exchange. Specific due dates for these reports have been established and the Company is required to report in this proxy statement any failure to file by these dates. In 2000, all officers and directors satisfied their filing requirements except one Form 4 was not filed on a timely basis for Michael W. Murphy.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  In 2000, the Company purchased crude oil from Munoco Company L.C. in the amount of $152,087. Munoco Company L.C. is an associate of William C. Nolan, Jr. Purchases from Munoco were made at market prices on terms no more favorable than those offered to unaffiliated third party sellers.

  During 2000, the Company retained the law firm of Davis Polk & Wardwell. William L. Rosoff was a partner in the firm from February, 2000 to October, 2000. The firm will also be retained in 2001. Mr. Rosoff is currently Senior Vice President and General Counsel of Marsh & McLennan Companies, Inc. (MMC). MMC, as parent holding company, was included in the 13G filing of Putnam Investments, LLC as detailed on page 5 under the heading "Security Ownership of Certain Beneficial Owners."

EXECUTIVE COMPENSATION

  The following table sets forth information with respect to the individual who served as the Company's chief executive officer during 2000 and the four other most highly compensated executive officers of the Company at the end of 2000 (collectively, the "Named Executives"):

                          Summary Compensation Table

                                 Annual            Long-Term
                              Compensation    Compensation Awards
                             --------------- ---------------------
                                             Restricted
                                               stock    Securities  All other
Name and principal           Salary   Bonus    awards   underlying compensation
position                Year ($)(1)  ($)(2)    ($)(3)    options      ($)(4)
------------------      ---- ------- ------- ---------- ---------- ------------
Claiborne P. Deming     2000 691,674 650,000       --     30,000      58,265
President and Chief
 Executive Officer      1999 600,000 351,000       --     20,000      52,855
Murphy Oil Corporation  1998 591,668      --  495,000     25,000      57,417
Herbert A. Fox, Jr.     2000 394,174 250,000       --     20,000      32,052
Vice President          1999 330,000 150,000       --         --      28,408
Murphy Oil Corporation  1998 315,006  50,000  247,500     15,000      30,292
Enoch L. Dawkins        2000 372,917 250,000       --         --      30,991
President, Murphy
 Exploration &          1999 341,669 175,000       --     15,000      28,993
Production Company (a                                                 31,581
 100% subsidiary)       1998 325,002      --  247,500     15,000
Steven A. Cosse         2000 312,917 200,000       --     20,000      27,991
Senior Vice President
 and General Counsel    1999 290,004 130,000       --     15,000      26,404
Murphy Oil Corporation  1998 267,091      --  247,500     15,000      27,104
Odie F. Vaughan         2000 217,500  75,000       --         --      17,513
Treasurer               1999 210,000  60,000       --         --      16,936
Murphy Oil Corporation  1998 201,670      --  123,750      6,500      17,958

--------
(1) Includes amounts of cash compensation earned and received by executive officers as well as amounts earned but deferred at the election of those officers.
(2) Bonuses were awarded and paid after the end of the year in which they are reported. Because these payments related to services rendered in the year prior to payment, the Company reported bonuses as a component of compensation expense in the prior year.
(3) Represents the closing stock price of unrestricted stock on date of grant ($49.50 on February 3, 1998) times the number of restricted shares granted. Dividends are being paid on restricted stock at the same rate paid to all shareholders. Awards are subject to performance based conditions and are forfeited if grantee terminates for any reason other than retirement, death or full disability. None of the restricted stock awards vest in under five years from the date of grant. Based on the results of specified financial objectives, all of the restricted stock awards granted in 1994 were forfeited effective December 31, 1998 and, effective December 31, 2000, fifty percent of eligible shares granted in 1996 were awarded and the remaining shares were forfeited. On December 31, 2000, Mr. Deming held a total of 10,000 nonvested restricted shares having a then current value of $604,375; Messrs. Fox, Dawkins and Cosse each held a total of 5,000 nonvested restricted shares having a then current value of $302,188; and Mr. Vaughan held a total of 2,500 nonvested restricted shares having a then current value of $151,094.
(4)  The total amounts shown in this column for 2000 consist of the following:
     Mr. Deming: $22,674 -- Dividends on nonvested restricted stock; $34,583 -- Company contributions to defined contribution plan; and $1,008 -- Benefit attributable to Company-provided term life insurance policy.
     Mr. Fox: $11,336 -- Dividends on nonvested restricted stock; $19,708 -- Company contributions to defined contribution plan; and $1,008 -- Benefit attributable to Company-provided term life insurance policy.
     Mr. Dawkins: $11,336 -- Dividends on nonvested restricted stock; $18,647 -- Company contributions to defined contribution plan; and $1,008 -- Benefit attributable to Company-provided term life insurance policy.
     Mr. Cosse: $11,336 -- Dividends on nonvested restricted stock; $15,647 -- Company contributions to defined contribution plan; and $1,008 -- Benefit attributable to Company-provided term life insurance policy.
     Mr. Vaughan: $5,668 -- Dividends on nonvested restricted stock; $10,837 -- Company contributions to defined contribution plan; and $1,008 -- Benefit attributable to Company-provided term life insurance policy.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

  Shown below is information with respect to stock options exercised in fiscal 2000 and the fiscal year-end value of unexercised options for the Named
Executives:

                Aggregated Option Exercises in Last Fiscal Year
                           and FY-End Option Values

                                                     Number of securities    Value of unexercised in-
                                                    underlying unexercised     the-money options at
                            Shares                   options at FY-end (#)          FY-end ($)*
                         acquired on     Value     ------------------------- -------------------------
Name                     exercise (#) realized ($) Exercisable Unexercisable Exercisable Unexercisable
----                     ------------ ------------ ----------- ------------- ----------- -------------
Claiborne P. Deming.....    3,258       $187,030     118,780      62,500     $1,355,110    $732,655
Herbert A. Fox, Jr......    5,038        300,076      37,500      27,500        193,313     149,530
Enoch L. Dawkins........       --             --      37,500      22,500        193,313     451,406
Steven A. Cosse.........    5,439        336,414      37,500      42,500        193,313     520,780
Odie F. Vaughan.........    4,075        263,220       7,500       3,250             --      34,734

--------
* Represents market value of underlying securities at year-end less the exercise price.

OPTION GRANTS

  Shown below is further information on grants of stock options pursuant to the 1992 Stock Incentive Plan during the fiscal year ended December 31, 2000 to the Named Executives:

                       Option Grants in Last Fiscal Year

                                           Individual grants
---------------------------------------------------------------------------------------------
                             Number of        % of total
                            securities          options      Exercise               Grant
                            underlying        granted to     or base                 date
                              options          employees      price   Expiration   present
Name                     granted (#)(1)(2)  in fiscal year    ($/Sh)     date    value ($)(3)
----                     ----------------- ----------------- -------- ---------- ------------
Claiborne P. Deming.....      30,000             7.58%       $56.9688  02/01/10    $450,000
Herbert A. Fox, Jr. ....      20,000             5.05%        56.9688  02/01/10     300,000
Enoch L. Dawkins........          --               --              --        --          --
Steven A. Cosse.........      20,000             5.05%        56.9688  02/01/10     300,000
Odie F. Vaughan.........          --               --              --        --          --

--------
(1) No stock appreciation rights were granted in 2000.
(2) Options granted in 2000 vest 50% at the end of two years and 100% at the end of three years from the date of grant and are exercisable for a period of 10 years from the date of grant.
(3) Values were based on the Black-Scholes option pricing model adapted for use in valuing executive stock options. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised. There is no assurance that value realized by the executive will be at or near the value estimated by the Black-Scholes model. The estimated values under that model are based on arbitrary assumptions as to certain variables and in 2000 included the following:

            . Risk-free rate of return    6.76%
            . Stock volatility           26.06%
            . Dividend yield              2.91%
            . Expected life of option   5 years

   Based on the Black-Scholes option pricing model, using the above assumptions, the options granted in 2000 have been valued at $15.00 per share as of the grant date.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The members of the Executive Compensation and Nominating Committee of the Board of Directors of the Company during 2000 were Messrs. Butler, Dembroski, Hart, Hermes, M. W. Murphy and Nolan and Ms. Theus.

  In 2000, the Company purchased crude oil from Munoco Company L.C. in the amount of $152,087. Munoco Company L.C. is an associate of William C. Nolan, Jr. Purchases from Munoco were made at market prices on terms no more favorable than those offered to unaffiliated third party sellers.

COMPENSATION COMMITTEE REPORT FOR 2000

  The Executive Compensation and Nominating Committee (the "Committee") of the Board of Directors of the Company, which is comprised entirely of independent outside directors, has prepared this Compensation Committee Report which describes the guiding principles followed by the Company in establishing its pay practices and reviews compensation decisions which were made during 2000 affecting the Named Executives.

Executive Compensation Philosophy and Principles

  The Company's executive compensation programs and plans are based on principles designed to align the interests of executives with those of stockholders and provide a direct link with the Company's values, objectives, business strategy and financial results. The following general guidelines have been adopted by the Committee and have been used as the basic architecture for all executive compensation and benefit arrangements for the Company:

 . All programs are directed toward attracting and retaining key executives who are critical to the long-term success of the Company and each of its business units and who exhibit a high degree of business responsibility, personal integrity and professionalism.

 . These programs are designed to reward executives for both the short-term and long-term achievements of Company and business unit objectives that lead to the enhancement of shareholder value.

 . All pay and benefit programs are intended to be competitive within each industry segment, with upside opportunity and downside risk linked to the achievement of annual and long-term performance objectives which are regularly reviewed and approved by the Committee.

  At the present time, executive compensation programs consist of base salary, an annual cash incentive plan and long-term incentives in the form of both stock options and performance-based restricted stock. The executive benefits that are offered are typical of those provided by others in the industry. Each of these compensation arrangements is briefly reviewed in the following sections.

Base Salary Practices

  The Named Executives and other employees are compensated within established salary range guidelines that are generally based on similar positions in companies that are comparable to the Company in size, complexity, and industry orientation. The actual base pay level for each officer is based on a combination of experience, performance and other factors that are determined to be important by the Committee. Each year, the Company participates in salary surveys within each industry segment and from time to time uses the services of outside consultants to further supplement its competitive information. The petroleum industry survey in which the Company participates contains over twenty-five corporations that the Committee believes are representative of the Company's labor market for management talent. The survey is conducted by a major compensation consulting firm. Many of the companies in the survey group are included in the S&P Oil (Domestic Integrated) Index line on the performance graph as shown on page 12. The Committee generally targets the base salary of most officers to be at or near the median (50th percentile) of the competitive market. The actual salaries and the amount of increases for 2000 for the Named Executives were near the median levels of the salaries in the referenced survey. The base salary of most officers is reviewed annually, with the amount of any increases reflecting factors such as Company performance, general economic conditions, marketplace compensation trends and individual performance. In determining base salary and increase in salaries, the most important criteria in the Committee's analysis are marketplace comparisons and individual performance. Overall corporate performance, including the Company's improvement in earnings and total shareholder return, were also considered by the Committee in making salary adjustments in 2000.

Annual Incentive Compensation Program

  The Company restructured its annual incentive compensation plan in 1996. The plan concept follows many of the precepts of economic value added and measures the Company's ability to earn a return on capital that exceeds the weighted average cost of capital as well as the improvement in the Company's return on capital. The specific performance measure used for the 2000 performance year was developed based upon a projection of the Company's weighted average cost of capital. All participants in the plan, including the Named Executives, were measured on this corporate-wide measure of Company performance. In 2000, the Company met its return on capital employed performance target and therefore achieved its targeted payout. As a result, the Named Executives received annual incentive awards for the 2000 plan year under the plan's formula.

Long-Term Incentive Compensation

  Under the 1992 Stock Incentive Plan (the "1992 Plan") as approved by the Company's stockholders, long-term incentives may be provided through stock options, stock appreciation rights and performance-based restricted stock, all designed to increase the stock ownership of management and link these key individuals directly to stockholders. All long-term incentive awards granted during 2000 were granted under the 1992 Plan. Where appropriate, the Committee uses the Black-Scholes option valuation model to determine the expected value of stock options. Under the 1992 Plan, the Committee may award up to one percent of the total issued and outstanding shares as of December 31 of the immediately preceding year for executive long-term incentives. The 1992 Plan also has a carry forward feature which allows the Committee to use unawarded shares from years that were below the threshold to grant awards in a particular year that may exceed this utilization level. In 2000, the Company made grants which were .88% of total Company shares outstanding.

  A stock option granted under the 1992 Plan gives the executive the right to purchase a specified number of shares of the Company's Common Stock at an option price equal to the market price on the date the option was granted. Options, which may be either nonqualified stock options or incentive stock options, vest 50% at the end of two years and 100% at the end of three years from the date of grant and are exercisable for a period of 10 years from the date of grant. The size of option grants awarded each year is based on competitive practices in general industry using comparative data provided by a major compensation consulting firm. The Company's stock option grants in 2000 were generally between the 25th and 50th percentile levels of general industry practices. In addition, the Committee considers the total number of grants each executive has been awarded in recent years in determining whether to grant additional stock options or performance-based restricted stock. Nonqualified stock options were granted in 2000 to certain Named Executives; however, no stock appreciation rights were granted in 2000.

  On a biennial basis, the Company may grant performance-based restricted shares to key executives, including the Named Executives. These restricted share grants are totally performance-based in that the restrictions will only be lifted and the shares earned in the event that the Company meets or exceeds its performance target. The performance target for restricted share grants is the Company's total shareholder return as compared to a selected peer group of integrated oil and gas companies over a stated performance period. During this five year performance period executives are extended voting and dividend rights on their restricted shares. No performance-based restricted shares were granted in 2000 to the Named Executives.

  In 1997, the stockholders of the Company approved an amendment to the 1992 Plan to limit the number of awards to any one individual and to specify the performance criteria for performance-based restricted shares in compliance with Section 162(m) of the Internal Revenue Code.

Discussion of 2000 Compensation for the President and Chief Executive Officer

  Claiborne P. Deming served as President and Chief Executive Officer of the Company for fiscal year 2000. During 2000, the Committee made the following determinations regarding Mr. Deming's compensation:

  Mr. Deming received a base salary adjustment during 2000. With this salary adjustment, Mr. Deming's base salary approaches the median (50th percentile) of the competitive market as reported to the Committee by a major consulting firm.

  As noted earlier, the Company restructured its annual incentive compensation plan in 1996 to focus upon financial performance, as measured by return on capital employed, which should lead to the enhancement of shareholder value. As a participant in the plan, Mr. Deming earned an annual incentive award of $650,000. The performance criteria of the plan was the Company's 2000 return on capital employed. The incentive award in combination with the CEO's base salary, takes the CEO's total annual cash compensation above the $1,000,000
Section 162(m) limit. Therefore a small portion of the annual incentive award will not be tax deductible for the year 2000. The Committee feels the amount in question is de minimis and not materially detrimental to the Company's financial performance for the year.

  In 2000, Mr. Deming received a grant of 30,000 nonqualified stock options at an exercise price of $56.9688, which was the fair market value of the Company's stock on the date of the grant. These options will vest 50% two years from the date of grant and 100% three years from the date of grant. The option grant was made in recognition of both Mr. Deming's performance and that of the Company in 1999 and early 2000. Mr. Deming's grant was below the 25th percentile of competitive practice based upon survey data provided by a major compensation consulting firm. The compensation consulting firm assisted the Committee in determining the size of the stock option grant to Mr. Deming and all other Company executives.

  The Executive Compensation and Nominating Committee members during 2000 were, and this Compensation Committee Report is submitted by, Messrs. Butler, Dembroski, Hart, Hermes, M. W. Murphy, Nolan, and Ms. Theus.

SHAREHOLDER RETURN PERFORMANCE PRESENTATION

  The following line graph presents a comparison of the cumulative five-year shareholder returns (including the reinvestment of dividends) for the Company, the Standard and Poor's 500 Stock Index (S&P 500 Index) and the S&P Oil (Domestic Integrated) Index.

                           [MURPHY OIL CORPORATION]
            Comparison of Five-Year Cumulative Shareholder Returns

                                    [GRAPH]


-------------------------------------------------------------------------------

                                     1995 1996 1997 1998 1999 2000
------------------------------------------------------------------
Murphy Oil Corporation               $100 $138 $155 $122 $175 $189
S&P 500 Index                         100  123  164  211  255  232
S&P Oil (Domestic Integrated) Index   100  125  150  122  148  174

-------------------------------------------------------------------------------
                      Data are provided by Bloomberg L.P.

RETIREMENT PLANS

  The following table shows the estimated annual pension benefit payable, at age 65, under Murphy Oil Corporation's Retirement Plan at December 31, 2000 for the compensation and length of service indicated. The amounts shown are subject to reduction for social security benefits.

                Pension Plan Table--Murphy Oil Corporation Plan

                                     Years of Service
                   ------------------------------------------------------------------------------
Remuneration(/1/)     15            20            25            30            35            40
-----------------  --------      --------      --------      --------      --------      --------
  $  200,000       $ 48,000      $ 64,000      $ 80,000      $ 96,000      $112,000      $128,000
     400,000         96,000       128,000       160,000(/2/)  192,000(/2/)  224,000(/2/)  256,000(/2/)
     600,000        144,000(/2/)  192,000(/2/)  240,000(/2/)  288,000(/2/)  336,000(/2/)  384,000(/2/)
     800,000        192,000(/2/)  256,000(/2/)  320,000(/2/)  384,000(/2/)  448,000(/2/)  512,000(/2/)
   1,000,000        240,000(/2/)  320,000(/2/)  400,000(/2/)  480,000(/2/)  560,000(/2/)  640,000(/2/)
   1,200,000        288,000(/2/)  384,000(/2/)  480,000(/2/)  576,000(/2/)  672,000(/2/)  768,000(/2/)
   1,400,000        336,000(/2/)  448,000(/2/)  560,000(/2/)  672,000(/2/)  784,000(/2/)  896,000(/2/)
--------
(/1/)During 2000, the maximum compensation limit for qualified retirement plans, as established by the Internal Revenue Service, was $170,000.
     Remuneration is the highest consecutive three year average compensation which includes the participant's salary and bonus.
(/2/)Exceeds presently allowable maximum legislative limits for annual pension benefits under a defined benefit pension plan. In 2000, the maximum benefit allowable was $135,000.

  A portion of the benefits shown above would be paid under the Company's
Supplemental Benefit Plan to the extent such benefits exceed legislative limitations.

  The credited years of service for Messrs. Deming, Fox, Cosse and Vaughan are twenty-two years, thirty-one years, twenty-one years and thirty-nine years, respectively.

  As of January 1, 1992, employees of Murphy Exploration & Production Company, formerly named Ocean Drilling & Exploration Company (ODECO), began participating in the Company's plans. Prior to that time such employees participated in similar plans of ODECO. Employees of the Company or one of its 100% owned subsidiaries who were previously included in the ODECO Retirement
Plan may receive a benefit upon retirement which is based on a combination of the Company and ODECO plans. The following table indicates the estimated annual benefit computed on a straight life annuity basis payable, at age 65, under the ODECO plan for the salary and length of service indicated:

                        Pension Plan Table--ODECO Plan

                                     Years of Service
                   ------------------------------------------------------------------------------
Remuneration(/1/)     15            20            25            30            35            40
-----------------  --------      --------      --------      --------      --------      --------
  $200,000         $ 59,352      $ 79,082      $ 98,812      $118,542      $138,272(/2/)  158,002(/2/)
   300,000           89,352       119,082       148,812(/2/)  178,542(/2/)  208,272(/2/)  238,002(/2/)
   400,000          119,352       159,082(/2/)  198,812(/2/)  238,542(/2/)  278,272(/2/)  318,002(/2/)
   500,000          149,352(/2/)  199,082(/2/)  248,812(/2/)  298,542(/2/)  348,272(/2/)  398,002(/2/)
   600,000          179,352(/2/)  239,082(/2/)  298,812(/2/)  358,542(/2/)  418,272(/2/)  478,002(/2/)

--------
(/1/)During 2000, the maximum compensation limit for qualified retirement plans, as established by the Internal Revenue Service, was $170,000. Remuneration is the highest consecutive three year average compensation which includes the participant's salary and bonus.
(/2/)Exceeds presently allowable maximum legislative limits for annual pension benefits under a defined benefit pension plan. In 2000, the maximum benefit allowable was $135,000.

  The above tables do not reflect any reductions in retirement benefits that would result from the selection of one of either plan's various available survivorship options nor the actuarial reductions required by the plans for retirement earlier than age 62.

  The credited years of service for Mr. Dawkins are thirty-five years.

  It is not feasible to calculate the specific amount attributable to the plans in respect to each employee. The Company had no required contributions to the retirement plans in 2000 and therefore no contributions were made.

AMENDMENT TO CERTIFICATE OF INCORPORATION TO AUTHORIZE ADDITIONAL SHARES OF COMMON STOCK

  At a meeting held on February 7, 2001, the Board of Directors of the Company adopted a resolution proposing an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 80,000,000 to 200,000,000. The full text of the proposed amendment is attached hereto as Exhibit A.

  The Board of Directors recommends this increase in the number of authorized Common shares to the stockholders so that the additional shares would be readily available if an opportunity should present itself for the Company to acquire assets by exchanging Common shares, or so that capital might be increased, if appropriate, by the issuance and sale of additional Common shares, or if the Board of Directors should in the future determine it to be advisable to distribute additional Common shares to the stockholders by way of stock dividends. The Board of Directors does not at this time contemplate any transaction in which additional Common shares would be exchanged, sold or issued but believes it would be in the best interests of the stockholders for the Board of Directors to have the discretion to issue additional shares if an opportunity requiring the issuance of such shares should arise.

  The Common stockholders will not, under Delaware law and the Company's Articles of Incorporation, have any preemptive rights to subscribe for additional shares of Common stock. Additional shares could be issued without any further authorization by Common stockholders and the Board of Directors does not now contemplate that any further authorization from stockholders will be solicited, with respect to the issuance of the shares which would be authorized by the proposed amendment.

  The Board of Directors recommends a vote FOR the proposed amendment.

AUDIT COMMITTEE REPORT

  The Audit Committee of the Board of Directors of the Company has been established to implement and to support the Board's oversight function with respect to the Company's financial reporting, accounting policies, internal controls and independent outside auditors. The Audit Committee Charter, adopted by the Board on May 10, 2000, is included as Exhibit B to this Proxy Statement. The Audit Committee met six times in 2000. All of the members of the Audit Committee are independent under the rules of the New York Stock Exchange.

  In connection with the December 31, 2000 financial statements, the Audit Committee reviewed and discussed the audited financial statements with management; discussed with the auditors the matters required by Statement on Auditing Standards No. 61; and received and discussed with the auditors the matters required by Independence Standards Board Statement No. 1 and considered the compatibility of non-audit services with the auditor's independence. Fees for services provided by the Company's principal accountant, KPMG, for the fiscal year ended December 31, 2000 were as follows:

                      Financial Information Systems Design
     Audit Fees             And Implementation Fees                All Other Fees
     ----------       ------------------------------------         --------------
       $525,000                       $-0-                            $532,000

  Based on these reviews and discussions, the Audit Committee recommended to the Board that the Company's audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2000.

  The Audit Committee members during 2000 were Messrs. Dembroski (Chairman), Hart and Nolan.

APPROVAL OF APPOINTMENT OF INDEPENDENT AUDITORS

  The Board of Directors desires that the stockholders indicate their approval or disapproval of the Board's action in appointing KPMG LLP, Certified Public Accountants, as independent auditors of the Company for the year 2001. KPMG LLP has been serving the Company and its subsidiaries as independent auditors for many years. The firm has advised the Company that its members have no direct or indirect financial interest in the Company or any of its subsidiaries. Members of the firm are expected to be present at the Annual Meeting for the purpose of responding to inquiries by stockholders, and such representatives will have an opportunity to make a statement if they desire to do so.

  In the event a majority of the stockholders voting should indicate disapproval of the appointment of KPMG LLP, the adverse vote will be considered as a directive to the Board of Directors to select other auditors for the following year. Because of the difficulty and expense of making any substitution of auditors during a year, it is contemplated that the appointment for 2001 will be permitted to stand unless the Board finds other good reason for making a change.

  The Board of Directors recommends that shareholders vote FOR approval of the appointment of KPMG LLP as independent auditors for the year 2001. Proxies solicited on behalf of the Board will be voted FOR this proposal.

STOCKHOLDER PROPOSALS

  Stockholder proposals for the Annual Meeting of Stockholders in the year 2002 must be received by the Company at its executive offices on or before December 3, 2001 in order to be considered for inclusion in the proxy materials.

OTHER INFORMATION

  The management of the Company knows of no business other than that described above that will be presented for consideration at the meeting. If any other business properly comes before the meeting, it is the intention of the persons named in the proxies to vote such proxies thereon in accordance with their judgment.

  The expense of this solicitation, including cost of preparing and mailing this Proxy Statement, will be paid by the Company. Such expenses may also include the charges and expenses of banks, brokerage houses and other custodians, nominees or fiduciaries for forwarding proxies and proxy material to beneficial owners of shares.

  The above Notice and Proxy Statement are sent by order of the Board of Directors.

                                                     Walter K. Compton
                                                         Secretary

El Dorado, Arkansas
March 26, 2001


              PLEASE COMPLETE AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF IT IS MAILED IN THE UNITED STATES OF AMERICA. ALTERNATIVELY, YOU MAY VOTE BY TELEPHONE OR INTERNET AS DESCRIBED ON THE PROXY CARD.

                                   EXHIBIT A

            PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION

  The Certificate of Incorporation of the Company is hereby amended by deleting the first paragraph of Article FOURTH and substituting therefor the following:

    "The total number of shares of stock of all classes which the Company shall have authority to issue is 200,400,000, of which 400,000 shall be of the par value of $100 each, designated as "Cumulative Preferred Stock', and 200,000,000 shall be of the par value of $1.00 each, designated as "Common Stock'."

                                   EXHIBIT B

                            MURPHY OIL CORPORATION

                            AUDIT COMMITTEE CHARTER

                               ----------------

                       ADOPTED BY THE BOARD OF DIRECTORS
                                ON MAY 10, 2000

PURPOSES AND RESPONSIBILITIES

  The Audit Committee of the Board of Directors (the "Board") of Murphy Oil Corporation (the "Company") has been established to implement and to support the Board's oversight function of the Company's financial reporting, accounting policies, internal controls and independent and objective outside auditors.

  The Audit Committee shall have responsibility to:

 . oversee the integrity of the audit process, financial reporting and internal accounting controls of the Company;

 . oversee the work of the Company's financial management ("Management"), internal auditors (the "Internal Auditors") and independent auditors (the "Outside Auditors") in these areas;

 . oversee Management's proper development of, and adherence to, a sound system of internal accounting and financial controls; and

 .  provide an open avenue of communication among the Board and the Outside
   Auditors and the Internal Auditors;

The Audit Committee may adopt policies and procedures and use discretionary and appropriate means to discharge its responsibilities in these areas.

COMMITTEE MEMBERSHIP

1. The Audit Committee will consist of three or more directors as determined annually by the Board and appointed in accordance with the Company's bylaws.

2. Each member of the Audit Committee must:

 . not have a relationship with the Company that would interfere with the exercise of his or her independence from Management and the Company;

 . be financially literate, as that qualification is interpreted by the Board in its business judgment from time to time, or must become financially literate within a reasonable period of time after his or her appointment to the Audit Committee;

 . not be or have been during the three years preceding his or her appointment to the Audit Committee an employee or non-employee executive officer of the Company or any of its Affiliates (as defined in the paragraph 303.02 of the New York Stock Exchange, Inc.'s NYSE Listed Company Manual (the "NYSE Definitions"));

 . not be or have been during the three years preceding his or her appointment to the Audit Committee a partner, controlling shareholder or executive officer of an organization that has a business relationship with the Company unless the Board determines in its business judgment that the business relationship does not interfere with the Director's exercise of independent judgment;

 . not have or have had within the three years preceding his or her election to the Audit Committee a direct business relationship with the Company unless the Board determines in its business judgment that the relationship does not interfere with the Director's exercise of independent judgment;

 . not be employed as an executive of another corporation for which any of the Company's executive officers serve as a member of the other corporation's compensation committee; and

 . not be an Immediate Family member (as defined in the NYSE Definitions) of an individual who is or had been during the three years preceding his or her appointment to the Audit Committee an executive officer of the Company or its Affiliates.

  At least one member of the Audit Committee must have accounting or related financial management expertise, as the Board interprets such qualification in its business judgment from time to time.

3. The Board will exercise its business judgment to determine a director's eligibility to serve on the Audit Committee.

MEETINGS OF THE AUDIT COMMITTEE

4. The Audit Committee will meet as often as it deems appropriate to discharge its responsibilities; provided that the Audit Committee shall meet at least two times each year. The Audit Committee may ask members of Management, the Outside Auditors, the Internal Auditors or others to attend any of its meetings and to provide the Audit Committee with any information it may deem appropriate.

SPECIFIC RESPONSIBILITIES

Selection and Oversight of the Outside Auditors.

5. The Outside Auditors are ultimately accountable to the Board and the Audit Committee. The Board and Audit Committee shall select and, where appropriate, replace the Outside Auditors or nominate an independent accounting firm to be proposed in the Company's proxy statement for shareholder approval as the Outside Auditors.

6. The Audit Committee will approve the terms of the engagement and compensation of the Outside Auditors, including compensation for management advisory or other services provided to the Company by the Outside Auditors or an affiliate of the Outside Auditors.

7. The Audit Committee will, as it deems necessary in its business judgment, evaluate the Outside Auditors and their impact on the accounting practices, internal controls and financial reporting of the Company.

8. The Audit Committee shall be responsible for ensuring that the Outside Auditors submit to it on a periodic basis a formal written statement delineating all relationships between the Outside Auditors and the Company. That statement shall include the disclosures regarding the Outside Auditors' independence required by the Independence Board Standard No. 1, as in effect from time to time.

9. The Audit Committee shall be responsible for actively engaging in a dialogue with the Outside Auditors with respect to any disclosed relationships or services between the Outside Auditors and the Company that may impact the objectivity and independence of the Outside Auditors. The Audit Committee shall also be responsible for recommending that the Board take appropriate action in response to the Outside Auditors' report to satisfy itself of the Outside Auditors' independence.

Appointment and Oversight of Internal Auditors.

  10. The Audit Committee will review and concur in the appointment, replacement, reassignment or dismissal of the Company's senior internal audit executive, if any. Where appropriate in its business judgment, the Audit Committee will evaluate and recommend the dismissal and replacement of that senior internal audit executive.

11. The Audit Committee will, as it deems necessary in its business judgment, evaluate the Internal Auditors and their impact on the accounting practices, internal controls and financial reporting of the Company.

Oversight and Review of Accounting Principles and Practices and Internal
Controls.

12. The Audit Committee will, as it deems necessary in its business judgment, exercise oversight of, and review and discuss with Management, the Outside Auditors and the Internal Auditors:

a. the quality, appropriateness and acceptability of the Company's accounting principles used in its financial reporting, the clarity of the financial disclosures made, changes in the Company's accounting principles or practices, the application of particular accounting principles and disclosure practices by Management to new transactions or events;

b. potential major changes in generally accepted accounting principles and the effect of those changes on the Company's financial statements;

c. changes in accounting principles, financial reporting policies and internal controls proposed to be implemented by the Company;

d. significant litigation, contingencies and claims against the Company and material accounting issues that require disclosure in the Company's financial statements;

e. information regarding any "second" opinions sought by management from an independent auditor with respect to the accounting treatment of a particular event or transaction;

f. Management's compliance with the Company's processes, procedures and internal controls;

g. the adequacy and effectiveness of the Company's internal accounting and financial controls and the recommendations of Management, the Outside Auditors and Internal Auditors for the improvement of accounting practices and internal controls; and

h. disagreements between Management and the Outside Auditors or the Internal Auditors regarding the application of any accounting principles or any other matter.

Oversight and Monitoring of the Company's Financial Statements and Audits.

13. The Audit Committee will, as it deems necessary in its business judgment:

a. review with the Outside Auditors, the Internal Auditors and Management the audit function generally, the scope of proposed audits of the Company's financial statements and the audit procedures to be used in those audits;

b. review the audit efforts with the Outside Auditors, the Internal Auditors and Management to ensure effective use of audit resources;

c. review information regarding internal audits;

d. review with the Outside Auditors and Management each set of audited financial statements and the notes to those financial statements and, with respect to the Company's audited financial statements for the preceding fiscal year, to recommend whether those audited financial statements should be included in the Company's Annual Report on Form 10-K relating to that fiscal year; and

e. discuss with the Outside Auditors any serious difficulties or disputes with Management encountered during the course of any audit.

Communications with the Outside Auditors.

14. The Audit Committee will, as it deems necessary in its business judgment, communicate with the Outside Auditors to:

a. obtain information concerning accounting principles adopted by the Company, internal controls of the Company, Management, the Company's financial, accounting and internal auditing personnel and the impact of each on the quality and reliability of the Company's financial reporting;

b. obtain the information required to be disclosed to the Company by generally accepted auditing standards in connection with the conduct of an audit, including topics covered by SAS 54, 60, 61 and 82; and

c. require the Outside Auditors to review the financial information included in the Company's Quarterly Reports on Form 10-Q in accordance with Rule 10-01(d) of Regulation S-X of the Securities and Exchange Commission (the "Commission") prior to the Company filing such reports with the Commission and to provide to the Company for inclusion in the Company's Quarterly Reports on Form 10-Q any reports of the Outside Auditors required by Rule 10-01(d).

Communications with the Internal Auditors.

15. The Audit Committee will, as it deems necessary in its business judgment, communicate with the Internal Auditors to obtain information concerning accounting principles adopted by the Company, internal controls of the Company, Management, the Company's financial and accounting personnel and the impact of each on the quality and reliability of the Company's financial statements.

Communications with Management.

16. The Audit Committee will, as it deems necessary in its business judgment, communicate with Management to obtain information concerning accounting principles adopted by the Company, internal controls of the Company, the Outside Auditors, the Company's financial, accounting and internal auditing personnel and the impact of each on the quality and reliability of the Company's financial statements.

Audit Committee Reports.

17. The Audit Committee will prepare annually a report for inclusion in the Company's proxy statement relating to its annual shareholders meeting. In that report, the Audit Committee will state whether it has: (i) reviewed and discussed the audited financial statements with Management; (ii) discussed with the Outside Auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as that statement may be modified or supplemented from time to time; (iii) received from the Outside Auditors the written disclosures and the letter required by Independence Standard Board Standard No. 1, as that standard may be modified or supplemented from time to time, and has discussed with the Outside Auditors, the Outside Auditors' independence; and (iv) based on the review and discussions referred to in clauses (i), (ii) and (iii) above, recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the last fiscal year for filing with the Commission.

18. To the extent such information is not included in the annual report of the Audit Committee to be included in the Company's proxy statement relating to its annual shareholders meeting, the Audit Committee will also report at least annually to the Board on significant results of its activities and compliance with this Charter.

Additional Responsibilities.

19. The Audit Committee will as it deems necessary in its business judgment, conduct or authorize investigations into any matters within the Audit Committee's scope of responsibilities. The Audit Committee shall be empowered to retain independent counsel and other professionals to assist in the conduct of any investigation.

The Charter.

20. The Board shall review and update this Charter annually and otherwise as circumstances dictate.

                       [LOGO OF MURPHY OIL CORPORATION]

     PROXY SOLICITED BY BOARD OF DIRECTORS FOR ANNUAL MEETING, MAY 9, 2001

The stockholder(s) whose name(s) appears on the reverse side hereby appoints
R. Madison Murphy and Claiborne P. Deming, or each of them, as the stockholder's proxy or proxies, with full power of substitution, to vote all shares of Common Stock of Murphy Oil Corporation which the stockholder is entitled to vote at the Annual Meeting of Stockholders to be held at the South Arkansas Arts Center, 110 East 5th Street, El Dorado, Arkansas, on May 9, 2001, at 10:00 a.m., Central Daylight Time, and any adjournments thereof, as fully as the stockholder could if personally present.

 IMPORTANT -- This Proxy, if mailed, must be signed and dated on the reverse side.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE ON THE REVERSE SIDE, BUT IF NONE ARE INDICATED, THIS PROXY WILL BE VOTED FOR ALL
                                                                  ---
NOMINEES LISTED ON THE REVERSE SIDE, AND FOR PROPOSALS 2 and 3.
                                         ---

                                                     (continued on reverse side)

                            MURPHY OIL CORPORATION
                 PLEASE MARK VOTE IN OVAL USING DARK INK ONLY.

The Board of Directors Recommends a Vote "FOR" Each of the Listed Proposals.

1. Election of Directors--    For   Withhold   For   (Except Nominees(s)
                              All     All      All     written below)
   01 - B.R.R. Butler         [_]     [_]      [_]
   02 - G.S. Dembroski                               ---------------------------
   03 - C.P. Deming
   04 - H.R. Hart
   05 - R.A. Hermes
   06 - M.W. Murphy
   07 - R.M. Murphy
   08 - W.C. Nolan, Jr.
   09 - W.L. Rosoff
   10 - D.J.H. Smith
   11 - C.G. Theus

2. Adoption of Amendment to   For   Against  Abstain
    Company's Certificate of  [_]     [_]      [_]
    Incorporation to increase
    the number of authorized
    Common shares from
    80,000,000 to 200,000,000.

3. Approve the appointment    For   Against  Abstain
    of KPMG LLP as            [_]     [_]      [_]
    independent auditors.

                                                        Dated:            , 2001
                                                              ------------

                                                  ------------------------------

                                                  ------------------------------
                                                  Please sign exactly as your
                                                  name or names appear hereon.
                                                  For joint accounts, each owner
                                                  should sign. When signing as
                                                  executor, administrator,
                                                  attorney, trustee or guardian,
                                                  etc., please give your full
                                                  title. Please return promptly.

--------------------------------------------------------------------------------
CONTROL NUMBER             /\FOLD AND DETACH HERE/\

                 INSTRUCTIONS FOR VOTING BY TELEPHONE, INTERNET OR MAIL
                 -----------------------------------------------------
Murphy Oil Corporation encourages you to take advantage of new and convenient ways to vote your shares for proposals to be covered at the Annual Meeting of Stockholders. Please take this opportunity to use one of the three voting methods detailed below to vote your shares. This year, voting has been made easier than ever.

     VOTE BY PHONE. Call toll-free at 1-877-482-6137 using a touch-tone telephone to vote 24 hours a day, 7 days a week. Have your proxy card (above) and social security number in hand when you call. Please enter the 6-digit control number which is located to the left and above, just below your proxy card.

     Option 1 To vote as the Board of Directors recommends on ALL proposals, press 1. Your vote will be confirmed and cast as directed and the call will end. If you wish to vote on each proposal separately, press 0.
     Option 2 If you selected 0 to vote on each proposal separately, you will hear these instructions:
                  Proposal 1 (Election of Directors) - To vote FOR all nominees, press 1; to WITHHOLD for all nominees, press 9; to WITHHOLD for AN INDIVIDUAL nominee, press 0 and enter the two digit number that appears on the proxy card (above) next to the name of the nominee you DO NOT wish to vote for. Once you have completed voting for Directors, press 0.
                  The Board of Directors recommends a vote FOR Proposal 1. Proposal 2 (Proposed amendment to the Certificate of Incorporation) - To vote FOR, press 1; to vote AGAINST, press 9; to ABSTAIN, press 0. Your vote selection will be repeated and you will have an opportunity to confirm it.
                  The Board of Directors recommends a vote FOR Proposal 2. Proposal 3 (Approve the appointment of KPMG LLP as independent auditors) - To vote FOR, press 1; to vote AGAINST, press 9; to ABSTAIN, press 0. Your vote selection will be repeated and you will have an opportunity to confirm it.
                  The Board of Directors recommends a vote FOR Proposal 3.

VOTE BY INTERNET. It's fast, convenient, and your vote is immediately confirmed and posted.

Just follow these 4 easy steps:
1. Read the accompanying Proxy Statement.
2. Go to the following website:
                               www.computershare.com/us/proxy
                               ------------------------------
3. Enter the information requested on your computer screen, including your 6-digit Control Number located above left on these instructions.
4. Follow the simple instructions on the Screen.

VOTE BY MAIL.     Please vote, sign, date and return your proxy card (above)
                  using the enclosed postage-paid envelope.

      If you vote by telephone or internet please do not mail your proxy card.
                             THANK YOU FOR VOTING